Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement (No. 333-271355) on Form S-1 and related Prospectus of Biocept, Inc. of our report dated April 17, 2023 relating to the financial statements of Biocept, Inc., appearing in the Annual Report on Form 10-K of Biocept, Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Dallas, Texas

May 16, 2023